Nanophase Technologies Corporation 10-K

Exhibit 10.42

FIRST AMENDMENT TO BUSINESS LOAN AGREEMENT

This First Amendment is dated as of March 23, 2020 and is by and between NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation (“Borrower”) in favor of BEACHCORP, LLC, a Delaware limited liability company (“Lender”) and amends that certain Business Loan Agreement dated as of November 19, 2018 (“Loan Agreement”) between Borrower and Lender (the “Loan Agreement”).

1.	Borrower and Lender hereby agree to amend the Loan Agreement as follows:

(a)       Section 1.1(b) is hereby amended in its entirety to read as follows:

“(b) Term Loan. Lender will make a $500,000.00 non-revolving term loan (the “Term Loan”) to Borrower. Borrower shall make quarterly payments of interest only, with the first such payment due on December 31, 2018 and then on the last day of each calendar quarter thereafter with a final payment of all principal and unpaid interest due on March 31, 2021 (the “Term Maturity Date”). The Term Loan shall be evidenced by the Term Note. The Term Loan may be prepaid at any time without penalty or fee.”

(b)         Section 7.1 is hereby amended by amending the definition of “Revolving Maturity Date” in its entirety to read as follows:

“Revolving Maturity Date. The words “Revolving Maturity Date” mean March 31, 2021.”

2.       Borrower represents to the Lender that it has no defenses, setoffs, claims or counterclaims of any kind or nature whatsoever against Lender in connection with the Loan Agreement or any Related Documents (as defined therein (collectively with the Loan Agreement, the “Loan Documents”), and any amendments to said documents or any action taken or not taken by the Lender with respect thereto or with respect to the collateral. Without limiting the generality of the foregoing, Borrower hereby releases and forever discharges Lender, its affiliates, and each of its officers, managers, agents, employees, attorneys, insurers, successors and assigns, from any and all liabilities, or causes of action, known or unknown, arising out of any action or inaction with respect to the Loan Documents.

3.       Except as modified hereby, the Loan Agreement is hereby ratified and affirmed in all respects.

NANOPHASE TECHNOLOGIES CORPORATION By: /S/ JESS JANKOWSKI Jess Jankowski President & Chief Executive Officer	BEACHCORP, LLC By: /S/ BRADFORD T. WHITMORE Bradford T. Whitmore Manager